EXHIBIT 23

            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-15150) pertaining to the Juniata Valley Financial Corp. Employee Stock Purchase Plan, of the financial statements of Juniata Valley Financial Corp. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2001.




                                         /s/ BEARD MILLER COMPANY LLP





Harrisburg, Pennsylvania
September 18, 2001





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